EXHIBIT 10.1
FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT
OF FIVE POINT OFFICE VENTURE HOLDINGS I, LLC

This FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF FIVE POINT OFFICE VENTURE HOLDINGS I, LLC (“Amendment”) is dated for reference purposes as of August 17, 2023 and is made by and among FPOVHI MEMBER, LLC, a Delaware limited liability company (the "FP Member"), IRVINE OFFICE MEMBER, L.L.C., a Delaware limited liability company (the "RP Member"), and LNR BC, LLC, a Delaware limited liability company (the "SW Member").
RECITALS
A.    FP Member, RP Member and SW Member are parties to that certain Limited Liability Company Agreement of Five Point Office Venture Holdings I, LLC dated August 4, 2017 (the “Agreement”), pursuant to which Five Point Office Venture Holdings I, LLC (the “Company”) was formed. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning given to them in the Agreement.
B.    The Members desire to refinance the following existing loans (collectively, the “Existing Loans”): (i) the Acquisition Loan, where the Company’s subsidiary, named Five Point Office Venture I, LLC and defined in the Agreement as the “Campus Subsidiary,” is the borrower, and (ii) the Mezzanine Loan, where the Company’s other subsidiary, named Five Point Office Venture Member I, LLC and defined in the Agreement as the “Member Subsidiary,” is the borrower. The new loan (“New Loan”) that will pay off the Existing Loans will be made by California Bank & Trust (“CBT”) to the Campus Subsidiary in the original principal amount of $29,400,000.00, as evidenced by a written loan agreement (the “New Loan Agreement”), which will be secured by (among other things) a first-lien deed of trust on the remainder of the Campus owned by the Campus Subsidiary as of the date hereof (the “Current Campus Property”). Following the closing of the New Loan, the Company may elect to dissolve the Member Subsidiary.
C.    In connection with the making of the New Loan, the Members desire to amend the Agreement upon the terms and conditions more particularly set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
1.New Loan Related Guarantees. In connection with the New Loan, CBT has required that Five Point Holdings, LLC (“FPH”; also deemed to be an “FP Guarantor”) provide (i) that certain Guaranty Agreement (Limited Repayment, Interest and Carry and Nonrecourse Carveout), of near or even date herewith, by Guarantor in favor of CBT (the “Guaranty Agreement”) and (ii) that certain Unsecured Environmental Indemnity, of near or even date herewith, by Guarantor and the Company in favor of CBT (the “Environmental Indemnity” and together with the Guaranty Agreement, the “New Loan Recourse Documents”).
2.Affiliate Liability and Indemnification. The Members hereby agree that (i) Section 3.06 of the Agreement shall remain in full force and effect with respect to the Existing Loans and the Recourse Documents associated with the Existing Loans and (ii) the following shall be added as a new Section 3.06(a) with respect to the New Loan and the New Loan Recourse Documents associated with the New Loan:

(a)“3.06(a)    Affiliate Liability and Indemnification Under New Loan. The Members acknowledge and agree that the FP Guarantor shall execute the New Loan Recourse Documents as an accommodation to the Company, the Member Subsidiary, the Campus Subsidiary and the Members. If the FP Guarantor incurs any loss, cost, expense, damage, claim or liability including, without limitation, any attorneys’ and expert witness fees and costs (collectively, the “Losses”) under any such New Loan Recourse Document, then, except as otherwise expressly set forth in this Section 3.06(a), the Company, the Member Subsidiary and the Campus Subsidiary shall, jointly and severally, indemnify, defend, protect and hold the FP Guarantor wholly harmless from and against such Losses to the extent such Losses do not result from the Bad Acts of the Manager (so long as the Manager is an Affiliate of the FP Guarantor), FP Member, FP Guarantor or any Affiliate thereof (collectively, a “FP Party”). The term "Bad Acts" means (i) the gross negligence, intentional fraud, willful misconduct, misappropriation of funds or other intentional wrongful act or intentional wrongful omission of any Person (other than liability caused by a failure to pay a monetary obligation guaranteed by a New Loan Recourse Document), (ii) any breach by any Person of this Agreement causing a default under a Financing, or (iii) any breach of the loan documents evidencing any loan obtained by the Company or any Subsidiary caused by the acts of such Person (other than a breach caused by a failure to pay a monetary obligation guaranteed by a New Loan Recourse Document, including any breach by Five Point Opco to pay any rent or other monetary payment under the Five Point Lease).
If (A) the FP Guarantor incurs any Losses under any New Loan Recourse Document for which it is entitled to be indemnified, defended, protected and held harmless pursuant to this Section 3.06(a) (“Section 3.06(a) Recourse Loss(es)”), and (B) the Company, the Member Subsidiary or the Campus Subsidiary fails to satisfy such obligation within ten (10) days following FP Guarantor’s demand, then the RP Member and the SW Member shall be required to reimburse the FP Guarantor for such Member’s Pro Rata Share of such Section 3.06(a) Recourse Losses following such ten (10)-day period. The term “Pro Rata Share” means, with respect to each of the RP Member and the SW Member, the following: (1) zero percent (0%) of any Losses incurred by the FP Guarantor under any New Loan Recourse Document as a result of the Bad Acts of any FP Party (a “Five Point Lease Recourse Event”) (for avoidance of doubt, each of the RP Member and the SW Member shall also not be responsible for the Bad Acts of the other Member), subject to the provisions of this Agreement that treat Five Point Lease Recourse Events as a Member Loan herein; (2) zero percent (0%) of any Losses incurred by the FP Guarantor under Section 1.1, Section 1.2 and/or Section 1.3.1(e) (with respect to Impositions) (such Losses under Sections 1.2 and 1.3.1(e) (with respect to Impositions), collectively, the “Interest and Carry Recourse Events”) of the Guaranty Agreement, subject to the provisions of this Agreement that treat Five Point Lease Recourse Events, Interest and Carry Recourse Events, and/or Lennar Lease Recourse Events (as defined below) as a Member Loan herein; (3) one hundred percent (100%) of any Losses incurred by the FP Guarantor under any New Loan Recourse Document as a result of the Bad Acts of such Member (or any Affiliate thereof) (for avoidance of doubt, each of the RP Member and the SW Member is responsible for its own Bad Acts only and not the Bad Acts of the other Member) (a “Non-FP Bad Act Recourse Event”); (4) zero percent (0%) of any Losses incurred by the FP Guarantor under the Environmental Indemnity (an “Environmental Indemnity Recourse Event”), subject to the provisions of this Agreement that treat Environmental Indemnity Recourse Events as a Member Loan herein; and (5) such Member’s Contribution Percentage of any Losses incurred by the FP Guarantor under Section 1.3 of the Guaranty Agreement (excluding Losses related to Impositions under Section 1.3.1(e)), to the extent not otherwise addressed in any one of the clauses (1) through (4) above (collectively, the “Additional Recourse Events”). If the RP Member or the SW Member fails to reimburse the FP Guarantor for its Pro Rata share of any Section 3.06(a) Recourse Losses in breach of the terms of this Section 3.06(a), then the other of such Members shall be obligated to reimburse the FP Guarantor for its Additional Percentage (and not its

Contribution Percentage) of such Section 3.06(a) Recourse Losses (and such other Member shall be subrogated to the rights of the FP Guarantor against the breaching Member to the extent any payment is made to the FP Guarantor under this sentence). Any such Pro Rata Share of Section 3.06(a) Recourse Losses that are not so reimbursed by either the RP Member and/or the SW Member shall be treated as a Member Loan made by the FP Member to the Company, which bears interest at the rate set forth in Section 3.04 of the Agreement. The term “Additional Percentage” means such Member’s Contribution Percentage divided by the sum of such Member’s Contribution Percentage and the FP Member’s Contribution Percentage. The reimbursement obligation of the RP Member and the SW Member shall be guaranteed pursuant to the Guaranty Amendment (as defined in the Amendment).”
The Members acknowledge and agree that (i) the FP Guarantor is a third-party beneficiary of the foregoing provisions of this Section 3.06(a), and (ii) the FP Guarantor has the right, power and authority to enforce the provisions of this Section 3.06(a).”
3.Treatment of Certain New Loan Recourse Events as Member Loans. In furtherance of Section 3.06(a) of the Agreement, as set forth above in this Amendment, neither the RP Member nor the SW Member are obligated to reimburse the FP Guarantor for its Pro Rata Share of any Section 3.06(a) Recourse Losses other than those attributable to Non-FP Bad Act Recourse Events (collectively, the “Optional Recourse Events”), provided that each such Member may elect to contribute to any Optional Recourse Event by providing written notice to the FP Guarantor within fifteen (15) days following notice of any such event (an “Optional Recourse Event Election”). If RP Member or SW Member makes an Optional Recourse Event Election, the electing Member(s) shall reimburse the FP Guarantor in an amount equal to the product of (x) the amount of the Section 3.06(a) Recourse Losses incurred by the FP Guarantor attributable to the applicable Optional Recourse Event, multiplied by (y) such Member’s Contribution Percentage. In the event the RP Member or the SW Member elects not to reimburse the FP Guarantor for an Optional Recourse Event, the following shall apply:
(a)If the Optional Recourse Event is a Five Point Lease Recourse Event, then the non-reimbursed Section 3.06(a) Recourse Losses incurred by the FP Guarantor attributable to such event will be treated as a Member Loan made by the FP Member to the Company, provided that such Member Loan will not bear interest; and
(b)If the Optional Recourse Event is a result of any breach by Lennar to pay any rent or other monetary payment under the Lennar Lease (a “Lennar Lease Recourse Event”), an Interest and Carry Recourse Event, an Environmental Indemnity Recourse Event or an Additional Recourse Event, then the non-reimbursed Section 3.06(a) Recourse Losses incurred by the FP Guarantor attributable to such event will be treated as a Member Loan made by the FP Member to the Company, which bears interest at the rate set forth in Section 3.04 of the Agreement.
4.Amendment of Guaranty Agreement. Concurrent with the Members’ execution of this Amendment, each of the RP Guarantor, SW Guarantor and FP Guarantor shall execute the Consent of Guarantor and Reaffirmation and Amendment to Guaranty, the form of which is attached hereto as Exhibit A (“Guaranty Amendment”), which, among other things, amends the Guaranty Agreement such that the “Obligation” (as defined in the Guaranty Agreement) includes each of RP Member’s and SW Member’s requirement to reimburse the FP Guarantor for (i) such Member’s Pro Rata Share of any Section 3.06(a) Recourse Losses incurred by the FP Guarantor under any New Loan Recourse Document, and (ii) such Member’s Additional Percentage of any Section 3.06(a) Recourse Losses incurred by the FP Guarantor under any New Loan Recourse Document if the RP Member or the SW Member, as the case may be, breaches its reimbursement obligation under Section 3.06(a), as set forth in this Amendment.

5.Member Subsidiary and Member Subsidiary Interest and Actions. Following the closing of the New Loan, the Members authorize Manager to dissolve the Member Subsidiary, as determined by Manager at its discretion, and to take all necessary actions in furtherance thereof. Accordingly, from and after the date of any such dissolution (“Member Subsidiary Dissolution Date”): (i) all references in the Agreement to Member Subsidiary and Member Subsidiary Interest shall be deemed null and void and no longer applicable; and (ii) all actions authorized or directed to be taken by the Member Subsidiary, which need to or should be taken after the Member Subsidiary Dissolution Date, shall hereafter be deemed to be authorized or directed to be taken by the Campus Subsidiary.
6.Principal Office of Company; Notices to FP Member. The Members acknowledge that the principal office of the Company in the State of California changed from the address set forth in Section 1.02 of the Agreement and is now at 2000 FivePoint, 4th Floor, Irvine, California 92618 (which may be changed further from time to time by the Manager). Additionally, the address for the FP Member is changed to the following (which may be changed further from time to time by the FP Member):
FPOVHI Member, LLC
2000 FivePoint, 4th Floor
Irvine, California 92618
Attention: Legal Notices
Telephone: (949) 349-1000
Facsimile: (949) 349-1075
Email: mike.alvarado@fivepoint.com
7.Original Agreement in Full Force. Except for those provisions that are inconsistent with this Amendment, all other terms, covenants and conditions of the Agreement shall remain unmodified and in full force and effect. In the event of any conflict between any provision of the Agreement and this Amendment, this Amendment shall control.
8.Miscellaneous. This Amendment may, for convenience, be signed in any number of counterparts and the signature pages transmitted via regular or electronic mail (e.g., PDF format) or facsimile with the same effect as if the signature to each such counterpart were upon a single instrument. Signatures transmitted electronically by the parties (i.e., via electronic mail or facsimile) shall be effective to bind the parties. If any provision of this Amendment is ever held to be illegal, invalid, void or unenforceable, then such term shall be deemed removed from this Amendment, and the remaining provisions of this Amendment shall remain in full force and effect. The parties acknowledge and agree that the Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof, and there are no other oral or written agreements between the parties with respect thereto. The Agreement may not be modified except by a writing signed by each of the parties hereto.
(Signature Page Follows)

    IN WITNESS WHEREOF, the Members have executed this Amendment as of the date first above written.

"FP Member" FPOVHI MEMBER, LLC, a Delaware limited liability company By: /s/ Michael Alvarado Print Name: Michael Alvarado Print Title: Vice President & Secretary	"RP Member" IRVINE OFFICE MEMBER, L.L.C., a Delaware limited liability company By: /s/ Ron Hoyl Print Name: Ron Hoyl Print Title: Vice President
"SW Member" LNR BC, LLC, a Delaware limited liability company By: /s/ Dan Schwaegler Print Name: Dan Schwaegler Print Title: Senior Vice President
Signature Page

EXHIBIT A
Consent of Guarantor and Reaffirmation and Amendment to Guaranty

The undersigned, FIVE POINT HOLDINGS, LLC, a Delaware limited liability company ("FP Guarantor"), HERITAGE FIELDS CAPITAL CO-INVESTOR MEMBER, LLC, a Delaware limited liability company ("RP Guarantor"), and LNR HF II, LLC, a California limited liability company ("SW Guarantor") (individually, "Guarantor" and collectively, "Guarantors"), are parties to and guarantors under that certain GUARANTY OF MEMBER OBLIGATIONS ("Guaranty") entered into effective as of August 4, 2017 (the "Guaranty"), in favor of FPOVHI MEMBER, LLC, a Delaware limited liability company, (the "FP Member"), IRVINE OFFICE MEMBER, L.L.C., a Delaware limited liability company (the "RP Member"), and LNR BC, LLC, a Delaware limited liability company (the "SW Member") (individually, a "Member" and collectively, the "Members"). The Guarantors and the Members are sometimes individually referred to herein as a "Party" and collectively, as the "Parties." Except where otherwise provided herein, the capitalized terms used in this Exhibit shall have the respective meanings assigned to such terms in the FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF FIVE POINT OFFICE VENTURE HOLDINGS I, LLC (“Amendment”) to which this Exhibit is attached.
Pursuant to the Guaranty, each Guarantor unconditionally, absolutely and irrevocably guaranteed to each “Non-Affiliated Member” (as defined in the Guaranty) of such Guarantor and to each of such Non-Affiliated Member's successors and assigns, the full and timely payment and performance by such Guarantor's Affiliated Member of all of its “Obligations” (as defined in the Guaranty).
The Members desire to refinance the Existing Loans with the New Loan. In connection with the New Loan, CBT has required that FP Guarantor provide the guarantees and indemnities set forth in the New Loan Recourse Documents, and the Members are entering into the Amendment. The Amendment provides, among other things, that each of RP Member and SW Member is required to reimburse the FP Guarantor for (i) such Member's Pro Rata Share of any Section 3.06(a) Recourse Losses incurred by the FP Guarantor under any New Loan Recourse Document, and/or (ii) such Member's Additional Percentage of any Section 3.06(a) Recourse Losses incurred by the FP Guarantor under any New Loan Recourse Document if the RP Member or the SW Member, as the case may be, breaches its reimbursement obligation under Section 3.06(a) of the LLC Agreement (collectively, the "New Guaranty Obligations").
As a condition precedent to entering into the Amendment (and refinancing the Existing Loans with the New Loan), the Members have required that each Guarantor affiliated with each Member (the "Affiliated Member") guaranty the full and timely payment and performance of its Affiliated Member's New Guaranty Obligations, by treating the New Guaranty Obligations as part of and included within the definition of “Obligations” under the Guaranty, upon and subject to the terms and conditions set forth in the Guaranty. The Members would not have agreed to enter into the Amendment, but for the agreement of each Guarantor to execute and deliver this Consent of Guarantor and Reaffirmation and Amendment to Guaranty (“Consent”) in favor of each Member that is not affiliated with such Guarantor (individually, the "Non-Affiliated Member" and collectively, the "Non-Affiliated Members").
Accordingly, each Guarantor hereby agrees as follows:
1.    Each Guarantor consents to and approves of the terms and conditions of the Amendment to which this Consent is attached.
2.    Each Guarantor acknowledges and agrees that the New Guaranty Obligations are hereby deemed part of and included within the definition of “Obligations” under the Guaranty, upon and subject to the terms and conditions set forth in the Guaranty.
3.    Each Guarantor hereby reaffirms and ratifies the Guaranty, as modified by this Consent, restates, reaffirms and ratifies all representations and warranties set forth in the Guaranty (including Section 11 thereof), and agrees that the Guaranty remains in full force and effect, provided that (i) all references in the Guaranty to the “LLC Agreement” shall mean and include the LLC Agreement as modified by the Amendment, (ii) the term "Designated Representative" with respect to the FP Guarantor means Dan Hedigan and Mike Alvarado, and (iii) notices to the FP Guarantor/FP Member under the Guaranty shall be provided to the same address for the FP Member as set forth in the Amendment.
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(Signature Page Follows)

IN WITNESS WHEREOF, each Guarantor has executed this Consent as of the date set forth in the preamble of the Amendment to which this Consent is attached.

"FP Guarantor" FIVE POINT HOLDINGS, LLC, a Delaware limited liability company By: /s/ Daniel Hedigan Print Name: Daniel Hedigan Print Title: Chief Executive Officer	"RP Guarantor" HERITAGE FIELDS CAPITAL CO-INVESTOR MEMBER, LLC, a Delaware limited liability company By: /s/ Ron Hoyl Print Name: Ron Hoyl Print Title: Vice President
"SW Guarantor" LNR HF II, LLC, a California limited liability company By: /s/ Dan Schwaegler Print Name: Dan Schwaegler Print Title: Senior Vice President

Signature Page